TIDAL COMMODITIES TRUST I

Exhibit 23.1

taitweller.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our name under the caption “Experts”, in the Registration Statement filed on Form S-1 by Tidal Commodities Trust I, with respect to Nexo 7RCC Spot Bitcoin and Carbon Credit Futures ETF.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

December 20, 2024

Tait Weller • Philadelphia Office • O: 215.979.8800 • F: 215.979.8811 • Two Liberty Place • 50 S. 16th Street • Suite 2900 • Philadelphia, PA 19102-2529